Exhibit 99.1

Chemours Signs Definitive Agreement to Sell Aniline Facility

Agreement is Another Step in the Company’s Five-Point Transformation Plan

WILMINGTON, Del., Nov. 19, 2015 – The Chemours Company (“Chemours”) (NYSE: CC), a global chemical company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, has signed a definitive agreement to sell its aniline facility in Beaumont, Texas to The Dow Chemical Company (Dow) for approximately $140 million in cash. The transaction close is subject to customary approvals and closing conditions.

As part of this transaction, Chemours has entered into an agreement to meet Dow’s additional aniline requirements with supply from its Pascagoula, Mississippi facility. Chemours will continue to serve other aniline customers from its Pascagoula plant.

“We have moved rapidly since Chemours was created in July to capture substantial cost reductions and streamline our portfolio,” said Mark Vergnano, Chemours president and CEO. “We will continue to take actions to deliver on every aspect of our five-point transformation plan, and to enable greater focus on our businesses that have the strongest advantages and greatest market opportunities.”

Vergnano added: “Dow owning the Beaumont aniline facility is a natural fit, since Dow has been our largest aniline customer for many years. Our aniline facility employees have been a valued part of our company, and we wish them well in this next chapter of their working lives.”

About The Chemours Company

The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™ and Nafion™. Chemours has approximately 8,400 employees across 36 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

Forward-Looking Statements

This press release contains forward-looking statements, which often may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. These forward-looking statements address, among other things, our anticipated future operating and financial performance, business plans and prospects, transformation plans, resolution of environmental liabilities, litigation and other contingencies, plans to increase profitability, our ability to pay or the amount of any dividend, and target leverage that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements as further described in the “Risk Factors” section of the information statement contained in the registration statement on Form 10 and other filings made by Chemours with the Securities and Exchange Commission. Chemours undertakes no duty to update any forward-looking statements.

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CONTACTS:

MEDIA:

Janet Smith

Global Communications Leader

+1.302.773.4508

janet.e.smith@chemours.com

INVESTORS:

Alisha Bellezza

Director of Investor Relations

+1.302.773.2263

investor@chemours.com